UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2026

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41160	87-2147982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 E Tarpon Ave,

Tarpon Springs, FL 34689

(Address of principal executive offices)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2026, Allarity Therapeutics, Inc., a Delaware corporation (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (“Lender”), pursuant to which the Company issued and sold to the Lender (i) a promissory note in the original principal amount of $10,930,000 (the “A-1 Note,” together with any notes issued pursuant to the Note Exchange (as defined below), the “A Notes”) and (ii) a secured promissory note in the original principal amount of $10,000,000 (the “B Note,” and together with the A Notes, the “Notes”; each individually, a “Note”). The A-1 Note carries an original issue discount of $900,000 and the Company agreed to pay $30,000 to the Lender to cover the Lender’s legal, accounting and due diligence expenses which were included in the original principal balance of the A-1 Note. On the Closing Date, Lender paid $10,000,000 to the Company and additional $10,000,000 was deposited into an account at Lakeside Bank owned by the Company’s newly formed wholly-owned subsidiary, ALLR Holdings, LLC, a Utah limited liability company (“ALLR Sub”), to be held pursuant to a Deposit Account Control Agreement entered into among ALLR Sub, Lender, and Lakeside Bank (the “DACA”).

Pursuant to the Purchase Agreement, if at any time the aggregate outstanding principal balance of all A Notes is less than or equal to $5,000,000, the Company will have the right to exchange $2,500,000 (or such other amount as mutually agreed by the parties) of the B Note for an A Note in the same form as the A-1 Note (each, a “Note Exchange”).

Interest under the A-1 Note and B Note accrues at a rate of 9.00% per annum and 5.00% per annum, respectively. The unpaid amount of the Notes, any interest, fees, charges and late fees are due 18 months following the date of issuance. The Company may prepay all or any portion of the outstanding balance of the Notes after the date of issuance.

In the event the A-1 Note is outstanding on the ninety (90) day anniversary of the date of issuance, then the Company will be charged a one-time monitoring fee to cover Lender’s accounting, legal and other costs.

Beginning on the 6-month anniversary of the date of issuance of the Notes, Lender will have the right to redeem up to $250,000 plus accrued interest (such amount, the “Redemption Amount”) per calendar month. The applicable Redemption Amount will be due and payable in cash within two trading days of the Company’s receipt of a redemption notice from the Lender.

The Company’s obligations under the transaction documents are secured by the DACA, a guaranty from ALLR Sub (the “Guaranty”) and a pledge (the “Pledge Agreement”) by the Company of all membership interests in ALLR Sub.

At any time following the occurrence of a Major Trigger Event or Minor Trigger Event (each as defined in the Notes), the Lender may, upon prior written notice to the Company, increase the outstanding balance of the Notes by 10% for each occurrence of any Major Trigger Event and 5% for each occurrence of any Minor Trigger Event (the “Trigger Effect”), provided that the Trigger Effect may only be applied three times with respect to Major Trigger Events and three times with respect to Minor Trigger Events.

If the Company fails to cure a Trigger Event within five trading days following the date of transmission of a written demand notice by the Lender, the Trigger Event will automatically become an Event of Default (as defined in the Note). Following the occurrence of any Event of Default, the Lender may, upon written notice to the Company, (i) accelerate the Note, with the outstanding balance of the Note following application of the Trigger Effect (the “Mandatory Default Amount”) becoming immediately due and payable in cash; provided, however, that upon the occurrence of certain types of the Trigger Events as specified in the Note, an Event of Default will be deemed to have occurred and the outstanding balance as of the date of the occurrence of such Trigger Event shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender for the Trigger Event to become an Event of Default, and (ii) cause interest on the outstanding balance of the Note beginning on the date the applicable Event of Default occurred to accrue at an interest rate equal to the lesser of 15% per annum simple interest or the maximum rate permitted under applicable law. In connection with the acceleration aforementioned, Lender need not provide any presentment, demand, protest, or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies under the Note and all other remedies available to it under applicable law.

Pursuant to the terms of the Purchase Agreement, until all of the Company’s obligations under the Notes and all other transaction documents are paid and performed in full, or within the timeframes otherwise specifically set forth therein, the Company agreed to comply with certain covenants, including but not limited to the following: (i) the Company agreed not to make any Restricted Issuances (as defined in the Purchase Agreement and described below) without the Lender’s prior written consent, which consent may be granted or withheld in the Lender’s sole and absolute discretion, (ii) Company will not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits Company: (a) from entering into a variable rate transaction with Lender or any affiliate of Lender, or (b) from issuing common stock, preferred stock, warrants, convertible notes, other debt securities, or any other Company securities to Lender or any affiliate of Lender, (iii) neither the Company nor any of its Subsidiaries (as defined in the Purchase Agreement) will grant any security interest, lien, pledge or other encumbrance (other than nonconsensual security interests, liens, pledges or other encumbrances arising by operation of law) in any of its assets or equity; (iv) neither Company nor ALLR Sub will sell, transfer, or issue any equity or grant any rights to any equity interest or voting rights in any Subsidiary (as defined in the Purchase Agreement); and (v) Company will not allow ALLR Sub to issue, incur, or guarantee any debt or conduct any business operations.

As defined in the Purchase Agreement, the term “Restricted Issuance” means the issuance, incurrence or guaranty of any debt obligations (including any merchant cash advance, account receivable factoring or other similar agreement) other than trade payables in the ordinary course of business, or the issuance of any securities that: (1) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the shares of the Company’s common stock; (2) are or may become convertible into the Company’s common stock (including without limitation convertible debt, warrants or convertible preferred shares), with a conversion price that varies with the market price of the Company’s common stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition; (3) have a fixed conversion price, exercise price or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security (A) due to a change in the market price of Company’s common stock since the date of the initial issuance, or (B) upon the occurrence of specified or contingent events directly or indirectly related to the business of Company (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction); or (4) are issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange. For the avoidance of doubt, none of the following will be considered Restricted Issuances: (i) current or future ATM facilities; (ii) the Common Stock Purchase Agreement with Tumin Stone Capital LLC dated January 28, 2026, so long as such agreement is not amended, modified or replaced after the date hereof; and (iii) primary offerings of Common Shares or warrants without variable price mechanics or any anti-dilution, “alternate cash exercise” or other similar mechanics or provisions that would allow for the reduction of the exercise price of the warrants or increase the number of shares exercisable under the warrants.

The foregoing description of the A-1 Note, the B Note, the Purchase Agreement, the DACA, the Guaranty and the Pledge Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, the Purchase Agreement, the Guaranty and the Pledge Agreement, copies of which are filed as Exhibits 4.1, 4.2,10.1, 10.2, 10.3, and 10.4 to this report, respectively, and are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of such Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Secured Promissory Note A-1, dated March 2, 2026.
4.2	Secured Promissory Note B, dated March 2, 2026.
10.1	Note Purchase Agreement, dated March 2, 2026.
10.2	Deposit Account Control Agreement, dated March 2, 2026.
10.3	Guaranty, dated March 2, 2026.
10.4	Pledge Agreement, dated March 2, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

Date: March 5, 2026	By:	/s/ Thomas H. Jensen
Thomas H. Jensen
Chief Executive Officer

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